Exhibit 2.1

AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 1 TO  BUSINESS COMBINATION AGREEMENT (this “Amendment No. 1”) is made and entered into as of November 29, 2024 by and among Focus Impact BH3 Acquisition Company, a Delaware corporation ( “BHAC”), Focus Impact BH3 NewCo, Inc., a Delaware corporation and wholly owned subsidiary of BHAC (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”) and XCF Global Capital, Inc., a Nevada corporation (the “Company” and, together with BHAC, NewCo, Merger Sub 1 and Merger Sub 2, collectively, the “Parties” and each, individually, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of March 11, 2024 (as may be amended and modified from time to time, including by this Amendment No. 1, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement as set forth below;

WHEREAS, Section 9.3 of the Agreement provides that the Agreement may be amended in whole or in part, by an agreement in writing executed by each of the Parties prior to the Closing and

WHEREAS, each of the BHAC Board, the boards of directors or boards of managers (as applicable) and the sole member of BHAC, NewCo, Merger Sub 1 and Merger Sub 2 has approved the execution and delivery of this Amendment No. 1.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment No. 1, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.          Amendment to Section 8.1(d). Section 8.1(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d)      by either BHAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to March 31, 2025 (the “Termination Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to BHAC if any BHAC Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”.

2.          No Further Amendment. The Parties agree that, except as provided herein, all other provisions of the Agreement shall, subject to the amendments set forth in Section 1 of this Amendment No. 1, continue unmodified, in full force and effect and constitute legal and binding obligations of all Parties in accordance with its terms. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment No. 1 forms an integral and inseparable part of the Agreement.

3.        References. All references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Agreement shall refer to the Agreement as amended by this Amendment No. 1. Notwithstanding the foregoing, references to the date of the Agreement (as amended hereby) and references in the Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to March 11, 2024.

4.          Effect of Amendment. This Amendment No. 1 shall form a part of the Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment No. 1 by the Parties, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment No. 1 shall be deemed to be in full force and effect from and after the execution of this Amendment No. 1 by the Parties.

5.          Other Miscellaneous Terms. Sections 9.2 through 9.11 and Sections 9.13 through 9.18 of the Agreement shall apply mutatis mutandis to this Amendment No. 1, as if set forth in full herein.

[Signature pages follow]

 IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed and delivered as of the date first written above.

BHAC:

FOCUS IMPACT BH3 ACQUISITION COMPANY

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

NEWCO:

FOCUS IMPACT BH3 NEWCO, INC.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

MERGER SUB 1:

FOCUS IMPACT BH3 MERGER SUB 1, LLC

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

MERGER SUB 2:

FOCUS IMPACT BH3 MERGER SUB 2, INC.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]

COMPANY:

XCF GLOBAL CAPITAL, INC.

By:	/s/ Mihir Dange
Name:	Mihir Dange
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Business Combination Agreement]